Exhibit 3.1
CODE OF REGULATIONS
OF
TRANSCAT, INC.
(with all amendments through August 21, 2007)
ARTICLE I
MEETING OF SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the third Tuesday in August in each year (or, if that be a legal holiday, on the next succeeding business day), at such hour as may from time to time be designated by the Board of Directors and specified in the Notice of Meeting.
     Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President or by order of the Board of Directors and it shall be the duty of the Secretary to call such a meeting upon a request in writing therefor stating the purpose or purposes thereof delivered to the Secretary signed by the holders of record of not less than twenty-five percent (25%) of the shares outstanding and entitled to vote.
     Section 3. Place of Meetings. Meetings of the shareholders may be held at such place within or without the State of Ohio, as the Board of Directors may from time to time determine.
     Section 4. Notice of Meetings. Notice of the annual or of any special meeting of shareholders, stating the time, place and purposes thereof, shall be given to each shareholder of record entitled to vote at such meeting, by mailing the same to his address as the same appears on the records of the Corporation or of its Transfer Agent, or Agents, at least ten (10) and not more than fifty (50) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares. Any shareholder, or his attorney thereunto authorized, may waive notice of any meeting either before or after the meeting.
     Section 5. Quorum. At all meetings of shareholders the holders of record of a majority of the issued and outstanding voting shares of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the voting shares present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 6. Proxies. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing, subscribed by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

ARTICLE II
BOARD OF DIRECTORS
     Section 1. Number. The number of directors shall be not less than three (3) nor more than twelve (12) as may be fixed, from time to time, by resolution duly adopted by a majority of the shares which are represented at any annual meeting or special meeting called for that purpose provided a quorum is present. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.
     Section 2. Election and Classification. The election of directors shall be held at the annual meeting of the shareholders or at a special meeting called for that purpose. The directors shall be classified with respect to the terms for which they shall hold office by dividing them into three classes, each consisting of one-third of the whole number of the Board of Directors, or, if such number shall not be a multiple of three, then such division shall be as nearly equal as the total number of directors will permit. The term of office of the first class shall expire at the first annual meeting of the corporation subsequent to their election, the term of office of the second class shall expire at the second annual meeting subsequent to their election, and the term of office of the third class shall expire at the second annual meeting subsequent to their election, and the term of office of the third class shall expire at the third annual meeting subsequent to their election. At the first annual meeting at which directors are classified, each person shall be nominated as a director to the first, second or third class and no person shall be nominated as a candidate for more than one class. At each annual meeting after the election of the classified Board, directors shall be elected for a term of three years to replace those whose terms expire. If, at any time the number of directors is increased or decreased, the increase or decrease shall be apportioned among the classes as to make all classes as nearly equal in number as possible. In the event of a decrease, one or more directors shall be reclassified by vote of a majority of the Board if such action is required to balance the classes of directors, even though this may have the effect of shortening the term of office to which such director was elected by the shareholders. Any vacancy created in the Board of Directors may be filled by the majority vote of the remaining directors. Any person so elected to fill a vacancy shall serve for the unexpired term of that director whose vacancy is being filled.
     Section 3. Removal. All of the directors of a particular class, or any individual director may be removed from office without assigning any cause, by the vote of the holders of seventy-five percent (75%) of the outstanding shares entitled to vote thereon at any meeting of shareholders called for that purpose. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board.
     Section 4. Place of Meetings. The Board of Directors shall hold its meetings at such places within or without the State of Ohio as it may decide.
     Section 5. Regular Meetings. The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given.

     Section 6. Special Meetings. Special Meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary whenever ordered by the Board of Directors or requested in writing by the President or any two other directors. Such meetings shall be held at the principal office of the Corporation except as otherwise specified in the notice. Notice of each Special Meeting shall be mailed to each director, addressed to his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to such address by telegraph, or be given personally or by telephone, not later than one (1) day before the day on which the meeting is to be held.
     Section 7. Quorum. A majority of the members of the Board of Directors then in office shall constitute a quorum at all meetings thereof. In the absence of a quorum of the Board of Directors, a majority of the members present may adjourn the meeting from time to time until a quorum be had, and no notice of any such adjournment need be given.
     Section 8. Fees. The Board of Directors may from time to time, irrespective of any personal interest of any of them, establish reasonable compensation for services to the Corporation by directors and officers. The Board of Directors may reimburse directors for travel and other expenses incidental to their attendance at meetings of the Board, and, from time to time, may prescribe reasonable annual directors’ fees or reasonable fees for their attendance at meetings of the Board. Members of either executive or special committees may be reimbursed, by resolution of the Board, for travel and other expense incidental to their attendance at meetings of such committees, and may be allowed such compensation as the Board of Directors may determine for attending such meetings.
ARTICLE III
EXECUTIVE AND OTHER COMMITTEES
     Section 1. How Constituted and the Powers Thereof. The Board of Directors by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve at the pleasure of the Board of Directors. Except as otherwise provided by law, by these regulations or by resolution adopted by a majority of the entire Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the Board, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, including the power to cause the seal of the Corporation to be affixed to all papers that may require it.
     Section 2. Organization, etc. The Executive Committee shall choose its own Chairman and its Secretary and may adopt rules for its procedure. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.
     Section 3. Meetings. Meetings of the Executive Committee may be called by the Chairman of the Committee and shall be called by him at the request of any member of the Committee, or such meetings may be called by any member if there shall be no Chairman. Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held. Notice of any meeting may be waived before or after the meeting.
     Section 4. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.
     Section 5. Removal. Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.
     Section 6. Vacancies. Any vacancy in the Executive Committee shall be filled by the Board of Directors.
     Section 7. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees to consist of not less than three directors as it deems desirable, and discontinue the same at its pleasure. Each Committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.
ARTICLE IV
OFFICES AND OFFICERS
     Section 1. Officers – Number. The officers of the Corporation shall be a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may from time to time, in its discretion, appoint any or all of the following: a Chairman of the Board, one or more additional Vice-Presidents one of whom may be designated Executive Vice-President, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and assistant officers as may be deemed necessary. Any two or more offices may be held by the same person.
     Section 2. Election and Term of Office. All officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors in each year held next after the annual meeting of shareholders and each officer shall hold office until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed. At said first meeting, the Board of Directors shall also designate and appoint such subordinate officers and employees as it shall determine.
     Section 3. Vacancies. If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board of Directors.
ARTICLE V
DUTIES OF OFFICERS
     Section 1. Chairman of the Board. The Chairman of the Board, if one be appointed, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 2. President. The President shall be the chief executive officer of the Corporation and shall have general direction of its business, affairs and property and over its several officers. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if the same shall not have been appointed, shall also preside at meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and he shall have the power to execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors. He shall be ex officio a member of all committees. He shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice.
     Section 3. Vice-Presidents. The Vice-President or Vice-Presidents of the Corporation, under the direction of the President, shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these regulations. In case of the absence or inability of the President to act, then the Vice-Presidents, in the order designated therefor by the Board of Directors, shall have the powers and discharge the duties of the President.
     Section 4. Secretary. The Secretary shall attend all meetings of the shareholders of the Corporation and of its Board of Directors and shall keep the minutes of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, he shall affix such seal to any instrument requiring it. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books and the Secretary shall have charge of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe.
     Section 5. Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board of Directors, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors of the President.
     Section 6. Treasurer. The Treasurer shall establish and execute programs for the provision of the capital required by the Corporation including negotiating the procurement of capital and maintaining the required financial arrangements. He shall maintain adequate sources for the Corporation’s current borrowings from commercial banks and other lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the Corporation’s monies and securities. He shall invest the Corporation’s funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. He shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of required special arrangements for financing sales such as time payment and leasing plans. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 7. Assistant Treasurers. In the absence of or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board of Directors, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.
     Section 8. Controller. The Board of Directors may appoint a Controller. Subject to the control and supervision of the Board of Directors and the President, or such officer as the President may designate, the Controller shall establish, coordinate and administer an adequate plan for the control of operations. The plan shall include profit planning, programs for capital investing and for financing, sales forecasts, expense budgets and cost standards, together with the necessary procedures to effectuate the plan. The Controller shall compare performance with operating plans and standards and shall report and interpret the results of operations to all levels of management. This function includes the formulation of accounting policy, the coordination of systems and procedures, the preparation of operating data and of special reports as required. He shall establish and administer tax policies and procedures, supervise and coordinate the preparation of reports to government agencies, assure protection for the assets of the Corporation through internal control and auditing, and insurance coverage, and appraise economic and social forces and government influences and their effect upon the business. He shall consult with all segments of management responsible for policy or action concerning any phase of the operation of the company as it relates to the attainment of objectives and the effectiveness of policies, organization structure and procedures. He shall have such other powers and duties as may be prescribed by these regulations or by the Board of Directors and such usual powers and duties as pertain to this office.
ARTICLE VI
INDEMNIFICATION
     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Ohio law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification or to advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The rights conferred by this Article VI shall be contract rights, which shall not be abrogated by any amendment or repeal of this Article VI with respect to events occurring prior to such amendment or repeal.
     Section 2. Advancement of Expenses. The right to indemnification conferred by Section 1 of this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding as they are incurred in advance of final disposition of such proceeding (hereinafter an “advancement of expenses”); provided, however, that such advancement of expenses shall be made only upon delivery to the Corporation of the appropriate undertaking, if any, required by the General Corporation Law of Ohio (hereinafter an “undertaking”), made by or on behalf of such indemnitee, to repay such amounts; and provided further that a determination that the indemnitee must repay such amounts pursuant to the terms of an undertaking may be made only by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”).
     Section 3. Suit by Indemnitee to Enforce Rights to Indemnification or by the Corporation to Recover an Advancement of Expenses. If a claim under this Article VI is not paid in full by the Corporation within sixty days after a written demand therefor has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If he is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by an indemnitee to enforce a right to indemnification hereunder (other than a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee is not entitled to indemnification under Section 1 of this Article VI. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, pursuant to the terms of the undertaking, the indemnitee must repay such advancement of expenses. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit that the indemnitee is entitled to indemnification under Section 1 of this Article VI or that the indemnitee is not required to repay an advancement of expenses pursuant to the terms of an undertaking, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or shareholders) that the indemnitee is not entitled to indemnification under Section 1 of this Article VI or that the indemnitee must repay an advancement of expenses pursuant to the terms of an undertaking, shall (a) create a presumption that the indemnitee is not entitled to indemnification under Section 1 of this Article VI or that the indemnitee must repay an advancement of expenses pursuant to the terms of an undertaking, or (b) in the case of a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the indemnitee is not entitled to such indemnification or to such advancement of expenses, under this Article VI or otherwise, shall be on the Corporation. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee must repay such advancement of expenses pursuant to the terms of such undertaking shall be on the Corporation.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred by this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Articles of Incorporation, these Regulations, any agreement, any vote of shareholders or of disinterested directors, or otherwise.
     Section 5. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including without limitation trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article VI or applicable law. Such insurance may be purchased or maintained with a person or entity in which the Corporation has a financial interest.
     Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors in the specific case, grant to any employee or agent of the Corporation rights to indemnification and advancement of expenses to such extent as the Board of Directors may so determine, up to and including the fullest extent of the provisions of this Article VI pertaining to indemnification of and advancement of expenses to directors and officers of the Corporation.
     Section 7. Retroactive Application. This Article VI shall, to the fullest extent permitted by law, be applied retroactively to events occurring prior to the adoption of this Article VI.
ARTICLE VII
INTERDEALING
     No officer, director or shareholder of this Corporation shall be disqualified by his office, membership or stock ownership from dealing or contracting with the Corporation, whether as vendor, purchaser, employee, agent or in any other similar or dissimilar capacity, nor shall any transaction, contract or act of the Corporation be either void or voidable or in any other way affected or invalidated by reason of the fact that any such officer, director or shareholder of the Corporation, any firm of which he may be a member or any other corporation of which he may be an officer, director or shareholder is in any way interested in such transaction, contract or act, provided the interest of such officer, director or shareholder is disclosed to or known by the Board of Directors of this Corporation or such members thereof as shall be present at any meeting at which action is taken upon any such transaction, contract or act. Neither shall any such officer, director or shareholder be accountable or otherwise responsible to the Corporation for or in connection with any such act, contract or transaction or for any gains or profits realized by him by reason of the fact that he, any firm of which he is a member or any other corporation of which he is an officer, director or shareholder, is interested in such contract, transaction or act. Any such officer, director or shareholder, if he is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action upon any such transaction, contract or act and he may vote at any such meeting to authorize, adopt, ratify or approve any such transaction, contract or act to the same extent as if he, any firm of which he is a member or any other corporation of which he is an officer, director or shareholder, were not interested in such transaction, contract or act.
ARTICLE VIII
CHECKS, DRAFTS, ETC.
     All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, person or persons, to whom the Board of Directors by resolution shall have delegated the power, but under such conditions and restrictions as in said resolution may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.
ARTICLE IX
CERTIFICATES FOR SHARES
     Section 1. Issue of Certificates. The shares of capital stock of the Corporation may be represented by certificates or they may be uncertificated. If the shares are to be represented by certificates, then the Board of directors shall provide for the issue and transfer of the certificates of capital stock of the Corporation, and shall prescribe the form of such certificates. Every owner of stock of the Corporation shall be entitled to a certificate of stock which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall have been delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.
     Section 2. Transfer Agents and Registrars. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, prescribe. If the Corporation shall have a Transfer Agent, no certificate of stock shall be valid until countersigned by such Transfer Agent, and if the Corporation shall have a Registrar, until registered by the Registrar. The duties of the Transfer Agent and Registrar may be combined.
     Section 3. Transfer of Shares. The shares of the Corporation shall be transferable only upon it books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the

Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.
     Section 4. Addresses of Shareholders. Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.
     Section 5. Closing of the Transfer Books; Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days and not less than ten (10) days prior to the date of any meeting of shareholders; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding fifty (50) days and not less than ten (10) days prior to the date of any such meeting as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting.
     The Board of Directors shall also have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the delivery of any evidence of right or evidence of interest; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding fifty (50) days preceding the date fixed for the payment of any such dividend or the making of any such distribution or for the delivery of any such evidence of right or interest as a record time for the determination of the shareholders entitled to receive any such dividend, distribution or evidence of right or interest, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution or evidence of right or interest.
     In no event shall the Board of Directors fix a record date for any purpose which shall be a date earlier than the date on which the record date is fixed.
     Section 6. Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the stock represented by the certificate so lost, stolen or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the stock represented by such certificate alleged to have been lost, stolen or destroyed and the facts which tend to prove its loss, theft or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors, however, may in its discretion, refuse to issue any such new certificate, except pursuant to court order.

ARTICLE X
SEAL
     The Corporate Seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words “SEAL OHIO” or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XI
AMENDMENTS
     This Code of Regulations may be amended, at any meeting of shareholders called for that purpose, by the affirmative votes of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, except that Article II, Sections 1, 2 and 3, and this Article XI may not be amended or repealed without the affirmative vote or consent in writing of the holders of record of shares entitling them to exercise seventy-five percent (75%) of the shares entitled to vote or consent to such proposal.

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